Exhibit 23.1

[Letterhead of McConnell & Jones LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 033-56828 and No. 333-29709 of Marathon Oil Corporation on Form S-8 of our report dated June 26, 2015, relating to the financial statements and supplemental schedule of the Marathon Oil Company Thrift Plan (the “Plan”), which report appears in the Annual Report on Form 11-K of the Plan for the year ended December 31, 2014.

/s/ McConnell & Jones, LLP

Houston, Texas
June 26, 2015

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